Exhibit 16.1


                           [GOLDSTEIN LEWIN & COMPANY]




September 19, 2005






Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Commissioners:

We have read the statements that we understand Solitron Devices, Inc. will include under Item 4 of Form 8-K report it will file regarding the recent change of Auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


Sincerely,




/s/ Goldstein Lewin & Co.
Certified Public Accountants